Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Managers

DB Commodity Services LLC:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-180878) of our report dated March 3, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in PowerShares DB Commodity Index Tracking Fund’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 3, 2014